UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

WORLD SURVEILLANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 28, 2013, World Surveillance Group Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Lighter Than Air Systems Corp. (“LTAS”), Felicia Hess (the “Shareholder”) and Kevin Hess (“KHess”) pursuant to which the Company acquired 100% of the outstanding shares of capital stock of LTAS, such that LTAS is now a wholly-owned subsidiary of the Company.

Pursuant to the Agreement, the purchase price paid by the Company for LTAS consists of: $250,000 in cash, payable on or before the date that is 30 days after the closing of the acquisition (the “Closing”), 25,000,000 shares of the Company’s common stock, and an earn-out equal to varying percentages of the gross revenues based on the level of revenue from contracts with an identified group of potential customers. Pursuant to the Agreement and an Escrow Agreement, 7,500,000 shares of common stock out of the 25,000,000 shares issued by the Company have been placed in escrow for one year to satisfy possible indemnification claims of the Company. Felicia Hess, the President of LTAS, has entered into an employment agreement with LTAS and WSGI to continue in her role as President of LTAS. The Agreement also includes restrictions on the sale of the Company’s securities issued as the purchase price by the Shareholder for a one-year period following the Closing.

The Shareholder has the right pursuant to the Agreement to nominate one member of the Company’s Board of Directors, and as a result, the size of the Company’s Board of Directors has been increased and Felicia Hess has been appointed as a Class I director as of March 28, 2013. Since Ms. Hess would not be an “independent” director pursuant to the rules of the Securities and Exchange Commission, it is not expected that she will be appointed to any committees.

In connection with the Closing, LTAS, the Shareholder and the Company also entered into an Option Agreement dated March 28, 2013 pursuant to which the Shareholder was granted an exclusive option to purchase the shares of LTAS held by WSGI on the occurrence of (i) a WSGI bankruptcy event, or (ii) a decrease in the daily volume of WSGI’s common stock to below 50,000 shares for 30 consecutive days, occurring within 18 months of the Closing at a purchase price equal to the fair market value of the LTAS stock at the time of such triggering event, as determined by an independent valuation firm.

The common stock of the Company issued as purchase price pursuant to the Agreement was issued as restricted securities under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The Agreement, however, provides the Shareholder with certain piggyback registration rights.

A copy of the Agreement, the Option Agreement and the Escrow Agreement are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and a copy of the Press Release issued by the Company on April 1, 2013 is filed herewith as Exhibit 99.1.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of LTAS. The required financial statements of LTAS will be filed with an amendment to this Form 8-K no later than 75 days after the Closing.

(b) Pro forma financial information. The required pro forma financial information relating to LTAS will be filed with an amendment to this Form 8-K no later than 75 days after the Closing.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement by and among World Surveillance Group Inc., Lighter Than Air Systems Corp., Felicia Hess and Kevin Hess dated March 28, 2013.

10.2	Option Agreement by and among World Surveillance Group Inc., Lighter Than Air Systems Corp. and Felicia Hess dated March 28, 2013.

10.3	Escrow Agreement by and among World Surveillance Group Inc., Felicia Hess and Fleming PLLC dated March 28, 2013.

99.1	Press Release of the Company issued April 1, 2013 announcing the closing of the acquisition of Lighter Than Air Systems Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: April 1, 2013	/s/	Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer